Exhibit 10.26

SECOND AMENDMENT TO
THE
Amedisys, Inc. 2018 OMNIBUS Incentive COMPENSATION PLAN

This Second Amendment (this “Amendment”) to the Amedisys, Inc. 2018 Omnibus Incentive Compensation Plan, as amended (the “Plan”), is entered into this 21st day of October, 2020, by the Compensation Committee of the Board of Directors (the “Committee”) of Amedisys, Inc. (the “Company”), as authorized pursuant to Section 19 of the Plan.

WHEREAS, the Company established and maintains the Plan, as it may be amended and/or restated from time to time;

    WHEREAS, Section 19 of the Plan permits the Committee to amend the Plan without stockholder approval as set forth therein; and

    WHEREAS, the Committee now desires to amend the Plan to amend the definition of “Employment” to clarify the effect of a change in status of a Participant.

    NOW, THEREFORE, for Awards that vest or are granted on and after October 21, 2020, the Plan is hereby amended as follows:

1.

Section 2.20 of the Plan is hereby deleted in its entirety and replaced with the following:

    2.20    “Employment” means, except as otherwise required by Section 409A of the Code, continuous, uninterrupted full time employment with the Company or any Affiliate or Subsidiary, and shall include the provision of services as an Outside Director or Consultant for the Company or any Affiliate or Subsidiary; provided, however, that a change in a Participant’s status from an Employee or Outside Director to a Consultant shall constitute a termination of Employment as an Employee or Outside Director, as applicable, and shall constitute a new Employment as a Consultant, and for the avoidance of doubt, a change in a Participant’s status from a full time Employee to a part time Employee shall constitute a termination of Employment as an Employee under this Plan. A Participant’s Employment shall terminate on the date (i) the Participant’s status changes as set forth in the preceding sentence or (ii) the Participant is no longer employed by an entity that is at least one of the Company, an Affiliate or a Subsidiary as of such date. “Employed” shall have a correlative meaning.

    Except as specifically set forth above, the terms of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Committee has caused this Amendment to be adopted and executed effective October 21, 2020.

                    Amedisys, Inc.

                    By: /s/ Julie D. Klapstein

                    Name: Julie D. Klapstein

                    Title: Compensation Committee Chair

2